TIANFANG (GUIZHOU) PHARMACEUTICAL CO., LTD
FINANCIAL STATEMENTS
JUNE 30, 2008
(UNAUDITED)

Contents

Page
Financial Statements

Balance Sheets as of June 30, 2008 (unaudited)	1

Statements of Operations for the Six Months Ended June 30, 2008 and 2007 (unaudited)	2

Statements of Cash Flows for the Six Months Ended June 30, 2008 and 2007 (unaudited)	3

Notes to Financial Statements (unaudited)	4-13

TIANFANG (GUIZHOU) PHARMACEUTICAL CO., LTD
BALANCE SHEETS

	AS OF JUNE 30, 2008 (UNAUDITED)	AS OF DECEMBER 31, 2007
ASSETS

CURRENT ASSETS
Cash & cash equivalents	$-	$393,813
Accounts receivable, net	-	477,836
Inventory	-	367,304
Advances to suppliers	-	84,583
Other receivables	-	142,366
Advance to management	-	6,318,372

Total current assets	-	7,784,274

PROPERTY AND EQUIPMENT, net	2,448,410	2,391,191

LAND USE RIGHT, net	378,335	359,855

TOTAL ASSETS	$2,826,745	$10,535,320

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$-	$3,176
Unearned revenue	-	164,432
Tax payable	405,632	1,560,648

Total current liabilities	405,632	1,728,256

CONTINGENCIES

SHAREHOLDERS' EQUITY
Paid in capital	712,862	712,862
Statutory reserves	1,095,607	1,073,570
Accumulated other comprehensive income	322,771	613,876
Retained earnings	289,873	6,406,756

Total shareholders' equity	2,421,113	8,807,064

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$2,826,745	$10,535,320

TIANFANG (GUIZHOU) PHARMACEUTICAL CO., LTD
STATEMENTS OF OPERATIONS
(UNAUDITED)

	FOR THE SIX MONTHS ENDED
	JUNE 30,
	2008	2007

Net sales	$865,287	$6,156,617

Cost of goods sold	379,616	2,853,886

Gross profit	485,671	3,302,731

Operating expenses
Selling expenses	69,252	668,738
General and administrative expenses	122,593	165,145

Total operating expenses	191,845	833,883

Income from operations	293,826	2,468,848

Non-operating income (expenses)
Interest income	-	5,995
Other expenses	-	(259)

Total non-operating income	-	5,736

Income before income tax	293,826	2,474,584

Income tax	73,456	598,021

Net income	220,370	1,876,563

Other comprehensive income
Foreign currency translation	(291,105)	134,675

Comprehensive Income (loss)	$(70,735)	$2,011,238

TIANFANG (GUIZHOU) PHARMACEUTICAL CO., LTD
STATEMENTS OF CASH FLOWS
(UNAUDITED)

	FOR THE SIX MONTHS ENDED
	JUNE 30,
	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$220,370	$1,876,563
Adjustments to reconcile net income to net cash
provided by (used in) operating activities:
Depreciation and amortization	96,534	89,043
(Increase) decrease in current assets:
Accounts receivable	-	(179,886)
Other receivables	-	(1,436,317)
Inventory	379,616	7,187
Increase (decrease) in current liabilities:
Accounts payable	(3,282)	-
Unearned revenue	(132,268)	(72,228)
Other payables	-	17,394
Tax payable	(1,218,769)	124,976

Net cash provided by (used in) operating activities	(657,799)	426,732

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property & equipment	(312)	-

Net cash used in investing activities	(312)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Decrease in advance to management	251,096	148,263
Decrease in advance from shareholder	-	(155,488)
Dividend paid	-	(837,042)

Net cash provided by (used in) financing activities	251,096	(844,267)

EFFECT OF EXCHANGE RATE CHANGE ON CASH & CASH EQUIVALENTS	13,202	44,751

NET DECREASE IN CASH & CASH EQUIVALENTS	(393,813)	(372,784)

CASH & CASH EQUIVALENTS, BEGINNING OF PERIOD	393,813	2,002,737

CASH & CASH EQUIVALENTS, END OF PERIOD	$-	$1,629,953

Supplemental Cash flow data:
Income tax paid	$1,120,853	$615,024
Interest paid	$-	$3,903

TIANFANG (GUIZHOU) PHARMACEUTICAL CO., LTD
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2008 AND DECEMBER 31, 2007
(UNAUDITED)

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Tianfang (Guizhou) Pharmaceutical Co., Ltd. ("Tianfang" or the “Company”), a Chinese limited liability company was incorporated in the Guizhou Province, People’s Republic of China (“PRC”) in 1998 Tianfang is engaged in the development, manufacture and distribution of Chinese herbal extract products and GMP certified western prescriptive medicine.

The unaudited financial statements have been prepared by the Company, pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”). The information furnished herein reflects all adjustments (consisting of normal recurring accruals and adjustments) which are, in the opinion of management, necessary to fairly present the operating results for the respective periods. Certain information and footnote disclosures normally present in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“USA”) have been omitted pursuant to such rules and regulations. These financial statements should be read in conjunction with the audited financial statements and footnotes included in the Company’s audited financial statements. The results for the six months ended June 30, 2008 are not necessarily indicative of the results to be expected for the full year ending December 31, 2008.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

In preparing the financial statements in conformity with accounting principles generally accepted in the USA, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting year. Significant estimates, required by management, include the recoverability of long-lived assets and the valuation of inventories. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Accounts Receivable

The Company’s policy is to maintain reserves for potential credit losses on accounts receivable.  Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Based on historical collection activity, no allowance was deemed necessary at December 31, 2007. The accounts receivable was $0 at June 30, 2008.

Inventories

Inventories are valued at the lower of cost or market with cost determined on a moving average basis. Cost of work in progress and finished goods comprises direct material, direct production cost and an allocated portion of production overheads.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Expenditures for maintenance and repairs are expensed as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with salvage value of 10% and estimated lives ranging from 5 to 20 years as follows:

Building	20 years
Vehicle	5 years
Office Equipment	5 years
Production Equipment	5-10 years

Land Use Right

Right to use land is stated at cost less accumulated amortization. Amortization is provided using the straight-line method over 50 years.

Impairment of Long-Lived Assets

Long-lived assets, which include property, plant and equipment and intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Recoverability of long-lived assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable.  Based on its review, the Company believes that, as of June 30, 2008 and December 31, 2007, there were no significant impairments of its long-lived assets.

Income Taxes

The Company utilizes Statement of Financial Accounting Standards (“SFAS”) No. 109, “Accounting for Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The statutory corporate income tax rate in China is 25% and 33% for 2008 and 2007, respectively.  The Company’s income tax rate is 25% and 24% for the six months ended June 30, 2008 and 2007, respectively. Net income for the six months ended June 30, 2007 would have been lower by $222,713 if the Company was not subject an income tax holiday.

The Company does not have any significant deferred tax asset or liabilities that relate to tax jurisdictions not covered by the tax holiday.  In addition, the Company does not have any material long term-term deferred tax assets and liabilities.

Revenue Recognition

The Company's revenue recognition policies are in compliance with SEC Staff Accounting Bulletin (“SAB”) 104. Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectability is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are recorded as unearned revenue.

Sales revenue represents the invoiced value of goods, net of value-added tax (“VAT”).  All of the Company’s products are sold in the PRC and are subject to Chinese value-added tax of 17% of the gross sales price.  This VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing their finished product. The Company recorded VAT payable and VAT receivable net of payments in the financial statements. The VAT tax return is filed offsetting the payables against the receivables.

VAT payable on sales for the six months ended June 30, 2008 and 2007 was $147,099 and $1,046,626, respectively, and VAT on purchases was $0 and $441,208, respectively.  Sales and purchases are recorded net of VAT collected and paid as the Company acts as an agent for the government.  VAT taxes are not affected by the income tax holiday.

Sales returns and allowances was $ 0 for the six months ended June 30, 2008 and 2007. The Company does not provide unconditional right of return, price protection or any other concessions to its dealers or other customers.

Cost of Goods Sold

Cost of goods sold consists primarily of material costs, employee compensation, depreciation and related expenses, which are directly attributable to the production of products. Write-down of inventory to lower of cost or market is also recorded in cost of goods sold.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist primarily of accounts receivable and other receivables. The Company does not require collateral or other security to support these receivables. The Company conducts periodic reviews of its clients' financial condition and customer payment practices to minimize collection risk on accounts receivable.

The operations of the Company are located in the PRC. Accordingly, the Company's business, financial condition, and results of operations may be influenced by the political, economic, and legal environments in the PRC, as well as by the general state of the PRC economy.

Statement of Cash Flows

In accordance with SFAS No. 95, “Statement of Cash Flows,” cash flows from the Company's operations are calculated based upon the local currencies.  As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet.

Cash flows from operating activities and financing activities exclude the effect of disposal of certain current assets of approximately $7,007,493 and current liabilities of approximately $37,676 as distribution/dividend to the shareholders for the six months ended June 30, 2008.

Basic and Diluted Net Income per Share

The Company is a limited company formed under the laws of the PRC. Like limited liability companies (LLC) in the United States, limited liability companies in the PRC do not issue shares to the owners. The owners however, are called shareholders. Ownership interest is determined in proportion to capital contributed. Accordingly, earnings per share data is not presented.

Fair Value of Financial Instruments

SFAS No. 107, “Disclosures about Fair Value of Financial Instruments,” requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Foreign Currency Translation and Comprehensive Income (Loss)

The Company’s functional currency is the Renminbi (“RMB”). For financial reporting purposes, RMB has been translated into United States dollars ("USD") as the reporting currency. Assets and liabilities are translated at the exchange rate in effect at the balance sheet date. Revenues and expenses are translated at the average rate of exchange prevailing during the reporting period. Translation adjustments arising from the use of different exchange rates from period to period are included as a component of stockholders' equity as "Accumulated other comprehensive income". Gains and losses resulting from foreign currency transactions are included in income. There has been no significant fluctuation in exchange rate for the conversion of RMB to USD after the balance sheet date.

Segment Reporting

SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

SFAS 131 has no effect on the Company's financial statements as substantially all of the Company's operations are conducted in one industry segment.  Additionally, all of the Company's assets are located in the PRC.

Research and Development

Research and development costs are related primarily to the Company’s development efforts of new health care and prescriptive products. Research and development costs are expenses as incurred. For the six months ended June 30, 2008 and 2007, the research and development expense was $0 and $12,828, respectively.

New Accounting Pronouncements

Accounting for Financial Guarantee Insurance Contracts

In May 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts, an interpretation of FASB Statement No. 60.”  The scope of this Statement is limited to financial guarantee insurance (and reinsurance) contracts, as described in this Statement, issued by enterprises included within the scope of Statement 60. Accordingly, this Statement does not apply to financial guarantee contracts issued by enterprises excluded from the scope of Statement 60 or to some insurance contracts that seem similar to financial guarantee insurance contracts issued by insurance enterprises (such as mortgage guaranty insurance or credit insurance on trade receivables). This Statement also does not apply to financial guarantee insurance contracts that are derivative instruments included within the scope of FASB Statement No. 133, “Accounting for Derivative Instruments and Hedging Activities.” This Statement will not have an impact on the Company’s financial statements.

The Hierarchy of Generally Accepted Accounting Principles

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles.” This Statement identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States (the GAAP hierarchy). This Statement will not have an impact on the Company’s financial statements.

Disclosures about Derivative Instruments and Hedging Activities

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities an amendment of FASB Statement No. 133.” This Statement changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows.  Based on current conditions, the Company does not expect the adoption of SFAS 161 to have a significant impact on its results of operations or financial position.

Noncontrolling Interests in Consolidated Financial Statements – An Amendment of ARB No. 51

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements - An Amendment of ARB No. 51 (“SFAS 160”). SFAS 160 establishes new accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. Specifically, this statement requires the recognition of a noncontrolling interest (minority interest) as equity in the consolidated financial statements and separate from the parent’s equity. The amount of net income attributable to the noncontrolling interest will be included in consolidated net income on the face of the income statement. SFAS 160 clarifies that changes in a parent’s ownership interest in a subsidiary that do not result in deconsolidation are equity transactions if the parent retains its controlling financial interest. In addition, this statement requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated. Such gain or loss will be measured using the fair value of the noncontrolling equity investment on the deconsolidation date. SFAS 160 also includes expanded disclosure requirements regarding the interests of the parent and its noncontrolling interest. SFAS 160 are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Based on current conditions, the Company does not expect the adoption of SFAS 160 to have a significant impact on its results of operations or financial position.

Business Combinations

In December 2007, the FASB issued SFAS No. 141 (Revised 2007), Business Combinations (“SFAS 141R”). SFAS 141R will significantly change the accounting for business combinations. Under SFAS 141R, an acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions. SFAS 141R will change the accounting treatment for certain specific items, including:

•	Acquisition costs will be generally expensed as incurred;
•	Noncontrolling interests (formerly known as “minority interests” – see SFAS 160 discussion below) will be valued at fair value at the acquisition date;
•
Acquired contingent liabilities will be recorded at fair value at the acquisition date and subsequently measured at either the higher of such amount or the amount determined under existing guidance for non-acquired contingencies;

•	In-process research and development will be recorded at fair value as an indefinite-lived intangible asset at the acquisition date;
•	Restructuring costs associated with a business combination will be generally expensed subsequent to the acquisition date; and
•	Changes in deferred tax asset valuation allowances and income tax uncertainties after the acquisition date generally will affect income tax expense.

SFAS 141R also includes a substantial number of new disclosure requirements. SFAS 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Earlier adoption is prohibited. Accordingly, since we are a calendar year-end company we will continue to record and disclose business combinations following existing GAAP until January 1, 2009. The Company expects SFAS 141R will have an impact on accounting for business combinations once adopted but the effect is dependent upon acquisitions at that time.

Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an Amendment of FASB Statements No. 87, 88, 106, and 132R

In September 2006, the FASB, issued SFAS, No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an Amendment of FASB Statements No. 87, 88, 106, and 132R,” which requires employers to recognize the underfunded or overfunded status of a defined benefit postretirement plan as an asset or liability in its statement of financial position and to recognize changes in the funded status in the year in which the changes occur through accumulated other comprehensive income. Additionally, SFAS No. 158 requires employers to measure the funded status of a plan as of the date of its year-end statement of financial position. The new reporting requirements and related new footnote disclosure rules of SFAS No. 158 are effective for fiscal years ending after December 15, 2006. The Company adopted the provisions of SFAS No. 158 for the year end 2006, and the effect of recognizing the funded status in accumulated other comprehensive income was not significant. The new measurement date requirement applies for fiscal years ending after December 15, 2008.

Accounting for Nonrefundable Advance Payments for Goods or Services Received for use in Future Research and Development Activities

In June 2007, the FASB issued FASB Staff Position No. EITF 07-3, “Accounting for Nonrefundable Advance Payments for Goods or Services Received for use in Future Research and Development Activities” (“FSP EITF 07-3”), which addresses whether nonrefundable advance payments for goods or services that used or rendered for research and development activities should be expensed when the advance payment is made or when the research and development activity has been performed.  Management is currently evaluating the effect of this pronouncement on financial statements.

3. INVENTORY

Inventories were $0 and $367,304 at June 30, 2008 and December 31, 2007 as follows:

December 31, 2007
Raw materials	$18,576
packing materials	31,271
Finished Goods	317,456
Total	$367,304

4. PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following at June 30, 2008 and December 31, 2007:

	June 30, 2008	December 31, 2007
Building	$2,358,368	2,217,537
Manufacturing equipment	476,556	448,098
Office equipment	163,735	153,656
Vehicles	55,640	52,317
Total	3,054,299	2,871,608
Less: Accumulated depreciation	(605,889)	(480,417)
	$2,448,410	2,391,191

Depreciation expense for the six months ended June 30, 2008 and 2007 was $92,284 and $85,156, respectively.

5. OTHER RECEIVABLES

Other receivables represent short term loan and cash advances to employees and sales representatives for normal business purposes such as advance for traveling expense.

6. RELATED PARTY TRANSACTIONS

Advance to management

Due from management represents payments received by Tianfang’s management on behalf of Tianfang from Tianfang’s customers. The transactions were recorded in the officers’ personal bank accounts. During the six months ended June 30, 2008 and 2007, $0 and $3,312,757 of sales receipts, respectively, were deposited into the officers’ personal bank accounts.

7. LAND USE RIGHT

All land in the PRC is government owned and can not be sold to any individual or company. However, the government grants the user a “land use right” to use the land. The Company acquired land use right during 2001 for RMB 3,000,000 or approximately $363,000.  The Company has the right to use the land for 50 years and is amortizing the land use right on a straight-line basis for 50 years.

Amortization expense for the six months ended June 30, 2008 and 2007 was $4,374 and $4,112, respectively. Amortization expenses for the next five years are expected to be as follows: $8,225, $8,225, $8,225, $8,225 and $8,225, respectively.

8. TAX PAYABLE (RECEIVABLE)

Tax payable consisted of the following at June 30, 2008 and December 31, 2007, respectively:

	June 30, 2008	December 31, 2007
Income tax (receivable) payable	$(96,674)	922,523
Value added tax payable	-	163,715
Individual income tax payable	502,306	472,750
Other tax payable	-	1,660
Total	$405,632	1,560,648

9. INCOME TAXES

The Company is governed by the Income Tax Law of the PRC concerning the private-run enterprises, which are generally subject to tax at a statutory rate of 25% on income reported in the statutory financial statements after appropriated tax adjustments.

The following table reconciles the U.S. statutory rates to the Company’s effective tax rate for the six months ended June 30, 2008 and 2007:

	June 30, 2008	June 30, 2007
US statutory rates	34%	34%
Tax rate difference	(9%)	(1%)
Effect of tax holiday	-	(9%)
Tax per financial statements	25%	24%

10. STATUTORY RESERVES

Pursuant to the new corporate law of the PRC effective January 1, 2006, the Company is now only required to maintain one statutory reserve by appropriating from its after-tax profit before declaration or payment of dividends. The statutory reserve represents restricted retained earnings.

Surplus reserve fund

The Company is now only required to transfer 10% of its net income, as determined under PRC accounting rules and regulations, to a statutory surplus reserve fund until such reserve balance reaches 50% of the Company’s registered capital.

The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholding or by increasing the par value of the shares currently held by them, provided that the remaining reserve balance after such issue is not less than 25% of the registered capital.

Common welfare fund

Common welfare fund is a voluntary fund to which the Company can elect to transfer from 5% to 10% of its net income. This fund can only be utilized on capital items for the collective benefit of the Company’s employees, such as construction of dormitories, cafeteria facilities, and other staff welfare facilities. This fund is non-distributable other than upon liquidation.

11. SHAREHOLDERS’ EQUITY

On June 30, 2008, the Company and the Company’s two shareholders entered a Stock Transfer Agreement with Heilongjiang Weikang Bio-Technology Group Co., Ltd. (“Heilongjiang Weikang”), the indirect wholly owned subsidiary of Weikang Bio-Technology Group Co., Inc., for Heilongjiang Weikang’s acquisition of 100% of the issued and outstanding equity interests of Tianfang for the aggregate purchase price of $15,000,000.

Prior to the sale to Heilongjiang Weikang, the two shareholders of the Company agreed to receive certain assets and assume certain liabilities at book values. Net assets amounting to approximately $7,172,000 were recorded as distribution/dividend to these shareholders.

12. CONTINGENCIES

The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in the North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company’ s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

The Company’s sales, purchases and expenses transactions are denominated in RMB and all of the Company’s assets and liabilities are also denominated in RMB. The RMB is not freely convertible into foreign currencies under the current law. In China, foreign exchange transactions are required by law to be transacted only by authorized financial institutions. Remittances in currencies other than RMB may require certain supporting documentation in order to affect the remittance.

13. SUBSEQUENT EVENTS

On July 22, 2008, Heilongjiang Weikang completed the acquisition of 100% of the issued and outstanding equity interests of Tianfang, for the aggregate purchase price of $15,000,000, pursuant to a Stock Transfer Agreement dated and entered into on June 30, 2008 by and among the Heilongjiang Weikang, Tianfang, and Tianfang’s two shareholders, Beijing Shiji Qisheng Trading Co., Ltd., a Chinese limited liability company and Tri-H Trade (U.S.A.) Co., Ltd., a California corporation.